                                  EXHIBIT 6(d)

AMENDMENT TO THE BY-LAWS OF CANADA LIFE INSURANCE COMPANY OF NEW YORK PASSED BY
                         THE BOARD ON SEPTEMBER 4, 1997

                            CERTIFICATE OF AMENDMENT

                                       OF

                                     BY-LAWS

                                       OF

                          CANADA LIFE INSURANCE COMPANY
                                   OF NEW YORK

                       UNDER SECTION 1206 OF ARTICLE 12 OF
                   THE INSURANCE LAW OF THE STATE OF NEW YORK

                            CERTIFICATE OF AMENDMENT

                                       OF

                                     BY-LAWS

                                       OF

                          CANADA LIFE INSURANCE COMPANY
                                   OF NEW YORK

                       UNDER SECTION 1206 OF ARTICLE 12 OF
                   THE INSURANCE LAW OF THE STATE OF NEW YORK

         THE UNDERSIGNED, being the President and Secretary of Canada Life Insurance Company of New York, a New York corporation (the "Corporation"), do hereby certify and set forth:
         FIRST: The name of the Corporation is Canada Life Insurance Company of New York.
         SECOND: The By-Laws of the Corporation were filed by the Department of Insurance of the State of New York on June 7, 1971.
         THIRD: The By-Laws of the Corporation were later amended, said amendment being approved by the New York State Insurance Department on December 7, 1994.

         FOURTH: The By-Laws of the Corporation, as amended in 1994, are hereby further amended, pursuant to Section 1206 of Article 12 of the Insurance Law of the State of New York, in the following respect:

         Section 2 of Article II of the Corporation's By-Laws which presently provides, inter alia, that the number of directors constituting the whole Board shall not be less than thirteen nor more than twenty-one; provided, however, that if the Corporation has admitted assets of less than $500,000,000, the Board may decrease the number of directors to not less than nine directors, of which at least four must be Non-Affiliated Directors; provided, further, however, that in the event that the Corporation has admitted assets of less than $500,000,000 and fewer than thirteen, but at least nine, directors, the number of directors of the Corporation shall be increased to not fewer than thirteen within one year following the end of the calendar year in which the Corporation exceeded $500,000,000 in admitted assets, is hereby amended by deleting Article II, Section 2 in its entirety and substituting therefor a new Article II, Section 2 in the following form:

         SECTION 2. Number of Directors. The number of directors constituting the whole Board shall not be less than thirteen nor more than twenty-one; provided, however, that if the Corporation has admitted assets of less than $1,500,000,000, the Board may decrease the number of directors to not less than nine directors, of which at least four must be Non-Affiliated Directors; provided, further, however, that in the event that the Corporation has admitted assets of less than $1,500,000,000 and fewer than thirteen, but at least nine, directors, the number of directors of the Corporation shall be increased to not fewer than thirteen within one year following the end of the calendar year in which the Corporation exceeded $1,500,000,000 in admitted assets. Within such limits, the number of directors may be fixed from time to time by vote of a majority of the whole Board at any regular or special meeting, except that the first Board, as appointed in the Charter of the Corporation, shall consist of thirteen directors. The term of any incumbent director shall not be reduced by any decrease in the number of directors."

         FIFTH: The amendment to the By-Laws set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of
Section 803 of the Business Corporation Law of the State of New York by vote of the Board of Directors followed by the affirmative vote of the holder of all of the outstanding shares of stock of the Corporation at a meeting of shareholders duly called and held on the 4th day of September, 1997.

         IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 15 day of December, 1997, and affirm, under the penalties of perjury, that the statements made herein are true and correct.


                                             /s/ D. Allen Loney
                                             -----------------------------------
                                             D. Allen Loney, President


                                             /s/ David A. Hopkins
                                             -----------------------------------
                                             David A. Hopkins, Secretary

                    CANADA LIFE INSURANCE COMPANY OF NEW YORK

                             SECRETARY'S CERTIFICATE

         I, David A. Hopkins, Secretary of Canada Life Insurance Company of New York, a New York corporation (the "Corporation"), hereby certify that:

         1. Attached hereto as Exhibit A is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation at a meeting duly called and held September 4, 1997, at which meeting a quorum of directors was present and acting throughout, and such resolutions have not been modified or rescinded and remain in full force and effect on the date hereof, and no other resolutions have been adopted by the Board of Directors of the Corporation relating to the subject matter thereof.

         2. Attached hereto as Exhibit B is a true and correct copy of resolutions duly adopted by the sole shareholder of the Corporation at a meeting duly called and held September 4, 1997, and such resolutions have not been modified or rescinded and remain in full force and effect on the date hereof, and no other resolutions have been adopted by the sole shareholder of the Corporation relating to the subject matter thereof.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of December 15, 1997.


                                             /s/ David A. Hopkins
                                             -----------------------------------
                                             David A. Hopkins, Secretary

                                    EXHIBIT A


         RESOLVED THAT, Section 2 of Article II of the Corporation's By-Laws be amended to read as follows:

"SECTION 2. Number of Directors. The number of directors constituting the whole Board shall not be less than thirteen nor more than twenty-one; provided, however, that if the Corporation has admitted assets of less than $1,500,000,000, the Board may decrease the number of directors to not less than nine directors, of which at least four must be Non-Affiliated Directors; provided, further, however, that in the event that the Corporation has admitted assets of less than $1,500,000,000 and fewer than thirteen, but at least nine, directors, the number of directors of the Corporation shall be increased to not fewer than thirteen within one year following the end of the calendar year in which the Corporation exceeded $1,500,000,000 in admitted assets. Within such limits, the number of directors may be fixed from time to time by vote of a majority of the whole Board at any regular or special meeting, except that the first Board, as appointed in the Charter of the Corporation, shall consist of thirteen directors. The term of any incumbent director shall not be reduced by any decrease in the number of directors."

                                    EXHIBIT B


         RESOLVED THAT, Section 2 of Article II of the Corporation's By-Laws be amended to read as follows:

"SECTION 2. Number of Directors. The number of directors constituting the whole Board shall not be less than thirteen nor more than twenty-one; provided, however, that if the Corporation has admitted assets of less than $1,500,000,000, the Board may decrease the number of directors to not less than nine directors, of which at least four must be Non-Affiliated Directors; provided, further, however, that in the event that the Corporation has admitted assets of less than $1,500,000,000 and fewer than thirteen, but at least nine, directors, the number of directors of the Corporation shall be increased to not fewer than thirteen within one year following the end of the calendar year in which the Corporation exceeded $1,500,000,000 in admitted assets. Within such limits, the number of directors may be fixed from time to time by vote of a majority of the whole Board at any regular or special meeting, except that the first Board, as appointed in the Charter of the Corporation, shall consist of thirteen directors. The term of any incumbent director shall not be reduced by any decrease in the number of directors."